The symbol "**" is used throughout this exhibit to indicate that a portion of the exhibit has been omitted and filed separately with the Commission.


                                 EXHIBIT 10.46
                                 -------------

                  INTERFERENCE SETTLEMENT PROCEDURE AGREEMENT
                  -------------------------------------------

     This Interference Settlement Procedure Agreement (the "Agreement"), effective as of March 26, 1997 (the "Effective Date"), is made by and between CELL GENESYS, INC., a Delaware corporation ("Cell Genesys"), ABGENIX, INC., a Delaware corporation and subsidiary of Cell Genesys ("Abgenix"), XENOTECH, L.P., a California limited partnership ("Xenotech") and JAPAN TOBACCO INC., a Japanese corporation ("Japan Tobacco") (collectively, Cell Genesys, Abgenix, Xenotech and Japan Tobacco are sometimes referred to as the "Xenotech Group"), on the one hand, and GENPHARM INTERNATIONAL, INC., a California corporation ("GenPharm"), on the other hand.

                                R E C I T A L S

     WHEREAS, the Parties wish to establish procedures under which any Interference Proceedings which are declared by the Board of Patent Appeals and Interferences ("Board") of the United States Patent and Trademark Office ("PTO") between patents or patent applications under the control of GenPharm and the Xenotech Group are amicably and expeditiously resolved.

     NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:

1.   DEFINITIONS

     For purposes of this Agreement, the terms set forth in this Article, when capitalized, shall have the meanings set forth below.

     1.1  "Affiliate" shall mean any entity which directly or indirectly
           ---------
controls, is controlled by or is under common control with any one of the parties. An entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors or if it has the contractual power to designate fifty percent (50%) or more of the directors of a corporation (or, in the case of an entity that is not a corporation, for the election or designation of the corresponding managing authority). [**].

     1.2  "Antibody" shall mean a composition [**], said antibody [**] having
           --------
been generated from a [**] or having been derived from nucleotide sequences encoding, or amino acid sequences of, an antibody obtained from a Transgenic [**].

     1.3  "Antibody Product" shall mean [**].
           ----------------

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

     1.4  "[**]" shall mean a [**].
           ----

     1.5  "[**]" shall mean [**].
           ----

     1.6  "Excluded Claims" shall mean only those claims [**] which [**] to: (a)
           ---------------
[**]; (b) [**], wherein the [**], or [**], and wherein [**] (notwithstanding the foregoing, [**]



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

[**]); (c) [**]; (d) [**]; (e) a [**]; (f)(i) [**] on its [**], the [**], a [**]
wherein the [**] and [**] or the [**] and (ii) [**].  As used herein, [**].


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

     1.7  "Genetic Material" shall mean a [**].
           ----------------

     1.8  "Human Antibody [**]" shall mean [**].
           -------------------

     1.9  "Human Non-Endogenous Antibody [**]" shall mean [**]
           ----------------------------------


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

[**].

     1.10 "Interference" shall mean an interference declared pursuant to 35
           ------------
U.S.C. (S) 135 between a patent application of a Party and a patent application or patent of the other Party within the Patent Rights involving a Licensed Product.

     1.11  "Interference Proceeding" shall mean a proceeding before the Board to
            -----------------------
resolve an Interference.

     1.12 "Knock-out [**]" shall mean [**].
           --------------


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

       1.13  "Licensed Product" shall mean an Antibody Product or a Transgenic
       ----  -----------------
Product.

     1.14 "Licensor" shall mean [**].
           --------

     1.15 "Party" shall mean each and every member of the Xenotech Group or
           -----
GenPharm.

     1.16 "Patent Rights" shall mean all claims, other than Excluded Claims, in
           -------------
(a) patent applications filed in any country of the world and patents issued or issuing thereon, owned by, or licensed to a Licensor with a right to sublicense, pursuant to a Third-Party License Agreement, that [**]; (b) all continuations, continuations-in-part, patents of addition, divisionals, reexamination certificates, reissues or extensions, including supplemental protection certificates, of any of (a) above; and (c) all foreign counterparts applied for, issued or issuing on any of (a) or (b) above. [**]


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                                      -7-

[**].

     1.17 "Patent Rights [**]" shall mean the [**].
           ------------------

     1.18 "Third-Party License Agreement" shall mean an agreement between a
           -----------------------------
Licensor and a non-Affiliate third party that conveys to the Licensor an interest in any Patent Rights covering a [**].

     1.19 "Transgenic Product" shall mean any product [**].
           ------------------

     1.20 "Transgenic [**]" shall mean [**].
           ---------------

2.   PROCEDURE

     2.1  Parties' Responsibilities.  The following procedures shall be followed
          -------------------------
in any Interference Proceeding involving patents or patent applications:


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

          (a) In lieu of filing any preliminary motions, the Parties agree that priority shall be decided based on count(s) designated by the PTO or, if the Parties can agree within forty-five (45) days of the Interference Proceeding, one or more mutually acceptable substituted counts, and determination of which claims do or do not correspond to the count(s).

          (b) Within twenty-five (25) days after the end of (a) above, the Parties shall indicate reliance for priority on an application filing date or provide the preliminary statement referred to in 37 Code of Federal Regulations to the other party.

          (c) Within thirty (30) days after the exchange indicated in (b) above, evidence in the form of documents, summation of testimony and the like shall be exchanged and reviewed by counsel for each party.

          (d) Within ten (10) days after the exchange indicated in (c) above, counsel for the Parties will make a conscientious good faith effort to reach agreement as to the proper determination of priority of invention and correspondence of the claims to the count(s), and other pertinent matters, in the Interference Proceeding in accordance with applicable laws and rules of the PTO. On any matter that agreement is not reached, counsel for each Party shall promptly indicate what is believed to be lacking in the evidence of the opposing Party.

          (e) Within ten (10) days after the end of the time in (d) above, counsel for the opposing Party may produce additional evidence, if available, for consideration of the other Party for determination of outstanding issues.

          (f) (i) If counsel for the Parties cannot agree within ten (10) days after the end of (e) above, then all of the evidence will be reviewed by a third person who shall be an independent patent attorney, mutually agreeable to both Parties and experienced in patent interference matters who shall decide which Party is entitled to priority, which claims correspond to the count and other outstanding matters. The Parties shall promptly select such third person and share equally the expenses incurred in obtaining this review, and agree to limit the time for study of the evidence and decision on priority to forty (40) hours, which time may include, at the discretion of the Parties, a one (1) hour presentation by each counsel of record. The decision of the third person shall be in writing with sufficient detail to file with the PTO, if necessary, and shall be final.

               (ii) In selecting the third person pursuant to (f)(i), each Party shall propose a list of three (3) candidates, each with an appropriate technical background and a familiarity with biotechnology law and interference practice. If there is a single candidate common to both lists, that candidate will be selected as the third person. In the event there is more than one (1) common candidate, the Parties shall vote as to their preference and, if the Parties cannot agree as to the third person, the Parties will list all six (6) candidates in order of preference and the candidate with the highest preference total will be selected as the third person. If this still does not result in a selection, the top preference on each list shall jointly choose the third person from the others listed.

          Whenever both Parties agree that it is appropriate during this procedure, the Parties can prepare and enter into a written settlement agreement (the "Interference Settlement Agreement").

          (g) Upon determination of the issues of priority, correspondence or noncorrespondence of claims to the count(s), and other matters, whether by mutual agreement of the Parties or by final decision by the third person, the Parties will promptly cause to be filed in the PTO the Interference Settlement Agreement or any other appropriate document, including factual recitations and supporting statements from the record and/or a request for adverse judgment in the interference. Each Party agrees to use its best efforts to cause the PTO to accept all such documents.

          (h) Throughout the entire procedure outlined above, the Parties agree to cooperate in obtaining all necessary time extensions from the PTO.

     2.2  Dates, Times, and Locations.  Within the time-frames outlined in this
          ---------------------------
Article 2, the Parties shall mutually agree upon the dates, times, and locations of the meetings set forth in this Article 2. Each Party shall bear its own travel, lodging, and other per diem expenses incurred in connection with attendance of personnel and counsel of such Party at such meetings.

3.   DISPUTE RESOLUTION; ARBITRATION

     Any dispute under this Agreement shall be finally settled by binding arbitration conducted in accordance with the then applicable Patent Arbitration Rules of the American Arbitration Association (excluding Rule 15 thereof) by one arbitrator appointed in accordance with said rules. No punitive or consequential damages shall be awarded in any arbitration proceeding. The arbitration proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the Parties. Each Party shall bear its own costs and attorneys' and witness' fees. The prevailing Party in any arbitration, as determined by the arbitration panel, shall be entitled to an award against the other Party in the amount of the prevailing Party's costs and reasonable attorneys' fees. The arbitration shall be held in San Francisco, California. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within thirty days following the final decision of the arbitrators. Any arbitration shall be completed by the issuance of a written decision within six months from the filing of notice of a request for such arbitration.

4.   BREACH

     4.1  Termination for Breach.  Either Party to this Agreement may terminate
          ----------------------
this Agreement in the event the other Party shall have materially breached or defaulted in the performance of any of its obligations hereunder, and such shall have continued for sixty days after written notice thereof was provided to the breaching Party by the nonbreaching Party that terminates the Agreement as to such Party. Any termination shall become effective at the end of such sixty day period unless the breaching Party has cured any such breach or default prior to the expiration of the sixty day period. However, if the Party alleged to be in breach of this Agreement disputes such breach within such sixty day period, the non-breaching Party shall not have the right to terminate this Agreement unless it has been determined by an arbitration proceeding in accordance with Article 3 above below that this Agreement was materially breached, and the breaching party fails to cure such breach within thirty days following the final decision of the arbitrators or such other time as directed by the arbitrators.

     4.2  Specific Enforcement.  In the event of breach of any provision herein
          --------------------
by any Party, the nonbreaching Party shall have, in addition to all other rights and remedies in law or in equity, the right to have this agreement and any provision herein specifically enforced by any court having equity jurisdiction, it being stipulated by the Parties that any such breach will cause irreparable injury to the non-breaching Party and that money damages will not provide an adequate remedy.

5.   CONFIDENTIALITY

     5.1  Confidential Information.  Except as expressly provided herein, the
          ------------------------
Parties agree that the receiving Party of information shall not publish or otherwise disclose and shall not use, for any purpose, such information which, if disclosed in tangible form, is marked "confidential" or with other similar designation to indicate its confidential or proprietary nature or if disclosed orally, is indicated orally to be confidential or proprietary by the Party disclosing such information at the time of such disclosure or is confirmed in writing as confidential or proprietary by the disclosing Party within a reasonable time after such disclosure ("Confidential Information"). Notwithstanding the foregoing, Confidential Information shall not include information that, in each case, as demonstrated by contemporaneous written documentation:

          (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

          (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

          (c) became generally available to the public or otherwise part of the public domain after its disclosure hereunder through other than an act or omission of the receiving Party in breach of this Agreement; or

          (d) was subsequently lawfully disclosed to the receiving Party by a person other than a Party or developed by the receiving Party without reference to any information or materials disclosed by the disclosing Party.

     5.2  Permitted Disclosures.  Notwithstanding the provisions of Section 5.1
          ---------------------
above, each Party hereto may disclose another Party's Confidential Information to the extent that such disclosure is reasonably necessary in securing such Party's performance under this Agreement and/or exercising such Party's rights hereunder; provided, however, that if a Party is required to make such a disclosure, as required by law, legal process or tax purposes of another Party's Confidential Information, to the extent it may legally do so, it will give reasonable advance notice to the Party whose Confidential Information is being disclosed, and will use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective order or otherwise).

6.   MISCELLANEOUS

     6.1  U.S. Patent Rights Only.  It is understood and agreed that the
          -----------------------
provisions of this Agreement apply only to the Parties' Patent Rights in the United States.

     6.2  No Implied Waivers; Rights Cumulative.  No failure on the part of
          -------------------------------------
Xenotech Group or GenPharm to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice, or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

     6.3  Notices.  Any notice required or permitted to be given to the Parties
          -------
hereto shall be given in writing and shall be deemed to have been properly given if delivered in person or when received if mailed by first class certified mail to the other Party at the appropriate address as set forth below or to such other addresses as may be designated in writing by the Parties from time to time during the term of this Agreement.

     Xenotech:               Xenotech, L.P.
                             7601 Dumbarton Circle
                             Fremont, CA  94555
                             Attn: Chief Financial Officer

     Japan Tobacco Inc.:     Japan Tobacco Inc.
                             JT Building
                             2-1 Toranomon 2-chome
                             Minato-ku, Tokyo 105
                             Japan
                             Attn: Vice President,
                                   Pharmaceutical Division

     with a copy to:         JT America Inc.
                             1825 South Grant Street, Suite 220
                             San Mateo, CA 94402
                             Attn: President

     and to:                 Gilbert, Segall and Young LLP
                             430 Park Avenue
                             New York, NY  10022
                             Attn:  Neal N. Beaton, Esq.

     Cell Genesys, Inc.:     Cell Genesys, Inc.
                             322 Lakeside Drive
                             Foster City, California 94404
                             Attn:  President and CEO
     with a copy to:          Heller Ehrman White & McAuliffe
                              525 University Avenue
                              Palo Alto, California  94301
                              Attn:  Julian N. Stern, Esq.

     Abgenix, Inc.            Abgenix, Inc.
                              7601 Dumbarton Circle
                              Fremont, CA  94555
                              Attn:  President and CEO

     with a copy to:          Heller Ehrman White & McAuliffe
                              525 University Avenue
                              Palo Alto, California  94301
                              Attn:  Julian N. Stern, Esq.

     GenPharm International,  GenPharm International, Inc.
      Inc.                    855 California Ave., Suite C
                              Palo Alto, CA  94304
                              Attn:  CEO

     with a copy to:          Townsend and Townsend and Crew, LLP
                              379 Lytton Avenue
                              Palo Alto, CA  94301
                              Attn:  William M. Smith, Esq.

     6.4  Assignment. This Agreement and the license granted hereunder may not
          ----------
be assigned, except to (a) an Affiliate of such assignor or (b) an entity that acquires all or substantially all of the business segment of such assignor; provided, however, that any acquiring entity shall agree in writing to be bound by the terms of this Agreement. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties.

     6.5  Complete Agreement.  It is understood and agreed that this Agreement
          ------------------
constitutes the entire agreement, both written and oral, among the Parties with respect to the subject matter hereof, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of all of the Parties.

     6.6  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

     6.7  Headings.  The captions to the several Articles and Sections hereof
          --------
are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

     6.8  Governing Law.  This Agreement shall be governed by the laws of the
          -------------
State of California, without regard to conflict of laws principles, except that
Article 3 shall be governed by the U.S. Federal Arbitration Act.

     6.9  Severability.  In the event that any provision of this Agreement
          ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision and the Parties shall discuss in good faith appropriate revised arrangements.

     IN WITNESS WHEREOF, the Parties have executed this Agreement, their respective officers hereunto duly authorized, as of the day and year first above written.

                                  XENOTECH, L.P.
                                  BY:  XENOTECH, INC.
                                       ITS GENERAL PARTNER


                                       By: /s/ Raymond M. Withy
                                          ------------------------

                                       Name: Raymond M. Withy
                                            ----------------------
                                       Title: Chairman
                                             ---------------------


                                       By: /s/ Takashi Kamiya
                                          ------------------------

                                       Name: Takashi Kamiya
                                            ----------------------
                                       Title: President and CEO
                                             ---------------------


                                  JAPAN TOBACCO INC.

                                  By: /s/ Masakazu Kakei
                                 --------------------------------

                                  Name: Masakazu Kakei
                                       ------------------------------
                                  Title: Managing Director,
                                         Pharmaceutical Business
                                         ----------------------------


                                  CELL GENESYS, INC.

                                  By: /s/ Stephen A. Sherwin
                                     --------------------------------

                                  Name: Stephen A. Sherwin
                                       ------------------------------
                                  Title: Chairman and CEO
                                        -----------------------------


                                  ABGENIX, INC.

                                  By: /s/ R. Scott Greer
                                     --------------------------------

                                  Name: R. Scott Greer
                                       ------------------------------
                                  Title: President and CEO
                                        -----------------------------


                                  GENPHARM INTERNATIONAL, INC.

                                  By: /s/ Jonathan MacQuitty
                                     --------------------------------

                                  Name: Jonathan MacQuitty
                                       ------------------------------
                                  Title: CEO
                                        -----------------------------